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                        OPTICAL ASSET PURCHASE AGREEMENT

         This Optical Asset Purchase Agreement (this "Agreement"), dated as of June 1, 1997, is by and among Aztec Optical Limited Partnership, an Arizona limited partnership (the "Partnership"), Swagel-Wootton Eye Center, Ltd., an Arizona professional corporation (the "Practice"), Wendy Wootton, M.D., James C. Wootton, M.D., Lorin M. Swagel, M.D., and Daniel T. McGehee, O.D. (individually, a "Partner" and collectively, the "Partners"), and Vision Twenty-One, Inc., a Florida corporation ("Vision 21").

                                 R E C I T A L S

         A. The Partners currently conduct an Optical Business (as defined herein) through the Partnership.

         B. The Partners own all of the partnership interests of the Partnership. Wendy Wootton, M.D., James C. Wootton, M.D. and Lorin M. Swagel, M.D. own all of the capital stock of the Practice.

         C. The Practice is a professional corporation engaged in the provision of professional eye care services.

         D. Vision 21 provides business management services and facilities for eye care professionals and related businesses and has contemporaneously herewith acquired all of the non-medical assets of the Practice.

         E. The Partnership desires to sell, assign and transfer all of its Optical Assets (as defined herein) to the Practice and all of its Non-optical Assets (as defined herein) to Vision 21 and the Practice and Vision 21 desire to purchase, assume and acquire such assets and assume certain liabilities of the Partnership in exchange for capital stock of Vision 21 and other consideration, all as more specifically provided herein.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1. AAA. The term "AAA" shall mean the American Arbitration Association.

                  1.2. Accountants. The term "Accountants" shall mean the accounting firm for Vision 21.



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                  1.3.     Accounts Receivable.  The term "Accounts Receivable"
shall have the meaning set forth in Section 2.2(a).

                  1.4. Acquisition Proposal. The term "Acquisition Proposal" shall have the meaning set forth in Section 3.28.

                  1.5. Affiliate. The term "Affiliate" with respect to any person or entity shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person or entity.

                  1.6. Applicable Laws. The term "Applicable Laws" shall have the meaning set forth in Section 18.8.

                  1.7. Assumed Contracts. The term "Assumed Contracts" shall have the meaning set forth in Section 2.2(d).

                  1.8. Assumed Obligations. The term "Assumed Obligations" shall have the meaning set forth in Section 2.4.

                  1.9. Audit. The term "Audit" shall have the meaning set forth in Section 3.6.

                  1.10. Business Management Agreement. The term "Business Management Agreement" shall mean the Business Management Agreement entered into between the Practice and Vision 21 at the Closing.

                  1.11. Business Records. The term "Business Records" shall have the meaning set forth in Section 2.2(f)

                  1.12. Cash Compensation. The term "Cash Compensation" shall have the meaning set forth in Section 3.8(a).

                  1.13. Claim Notice. The term "Claim Notice" shall have the meaning set forth in Section 14.3(a).

                  1.14. Closing. The term "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

                  1.15. Closing Date. The term "Closing Date" shall mean June 30, 1997, or such other date as mutually agreed upon by the parties.

                  1.16. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.


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                  1.17.    Commitments.  The term "Commitments" shall have the
meaning set forth in Section 3.12(a).

                  1.18. Common Stock. The term "Common Stock" or "Vision 21 Common Stock" shall mean the common stock, par value $.001 per share, of Vision 21.

                  1.19. Compensation Plans. The term "Compensation Plans" shall have the meaning set forth in Section 3.8(b).

                  1.20. Competing Management Business. The term "Competing Management Business" shall have the meaning set forth in Section 16.1(b).

                  1.21. Competitor. The term "Competitor" shall mean any person or entity which, individually or jointly with others, whether for its own account or for that of any other person or entity, owns, or holds any ownership or voting interest in any person or entity engaged in an Optical Business; provided, however, that such term shall not include any Affiliate of Vision 21 or any entity with which Vision 21 has an agreement similar to the Business Management Agreement in effect.

                  1.22. Controlled Group. The term "Controlled Group" shall have the meaning set forth in Section 3.9(g).

                  1.23. Damages. The term "Damages" shall have the meaning set forth in Section 14.1.

                  1.24. Election Period. The term "Election Period" shall have the meaning set forth in Section 14.3(a).

                  1.25. Employee Benefit Plans. The term "Employee Benefit Plans" shall have the meaning set forth in Section 3.9(a).

                  1.26. Employee Policies and Procedures. The term "Employee Policies and Procedures" shall have the meaning set forth in Section 3.8(d).

                  1.27. Employment Agreements. The term "Employment Agreements" shall have the meaning set forth in Section 3.8(c).

                  1.28. Environmental Laws. The term "Environmental Laws" shall have the meaning set forth in Section 3.23(a).

                  1.29. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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                  1.30.    Exchange Act.  The term "Exchange Act" shall mean the
Securities Exchange Act of 1934, as amended.

                  1.31. Excluded Assets. The term "Excluded Assets" shall have the meaning set forth in Section 2.3.

                  1.32. FBCA. The term "FBCA" shall mean the Florida Business Corporation Act.

                  1.33. Financial Statements. The term "Financial Statements" shall have the meaning set forth in Section 3.6.

                  1.34. GAAP. The term "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis with prior periods, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination.

                  1.35. Governmental Authority. The term "Governmental Authority" shall mean any national, state, provincial, local or tribunal governmental, judicial or administrative authority or agency.

                  1.36. Indemnified Party. The term "Indemnified Party" shall have the meaning set forth in Section 14.3(a).

                  1.37. Indemnifying Party. The term "Indemnifying Party" shall have the meaning set forth in Section 14.3(a).

                  1.38. Indemnity Notice. The term "Indemnity Notice" shall have the meaning set forth in Section 14.3(d).

                  1.39. Insurance Policies. The term "Insurance Policies" shall have the meaning set forth in Section 3.13.

                  1.40. IRS. The term "IRS" shall mean the Internal Revenue Service.

                  1.41. Lease Assignments. The term "Lease Assignments" shall have the meaning set forth in Section 12.1(m).

                  1.42. Leased Property. The term "Leased Property" shall have the meaning set forth in Section 2.2(c).

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                  1.43.    Management Business.  The term "Management Business"
shall have the meaning set forth in Section 16.1(b)(i).

                  1.44. Material Adverse Effect. The term "Material Adverse Effect" shall mean a material adverse effect on the Non-optical Assets and the Partnership's business, operations, condition (financial or otherwise) or results of operations, taken as a whole, considering all relevant facts and circumstances.

                  1.45. Non-optical Assets. The term "Non-optical Assets" shall mean all of the assets of the Partnership, as such assets are more fully described in Section 2.2, except for the Optical Assets and the Excluded Assets.

                  1.46. Optical Assets. The term "Optical Assets" shall mean the Partnership's right, title and interest in those assets set forth on
Schedule 1.46.

                  1.47. Optical Business. The term "Optical Business" shall mean the sale of lenses, eyeglasses and other prescription and non-prescription eyewear.

                  1.48. Payors. The term "Payors" shall have the meaning set forth in Section 3.27.

                  1.49. Partnership Balance Sheet. The term "Partnership Balance Sheet" shall have the meaning set forth in Section 3.6.

                  1.50. Partnership Balance Sheet Date. The term "Partnership Balance Sheet Date" shall have the meaning set forth in Section 3.6.

                  1.51. Partnership Law. The term "Partnership Law" shall mean the statutes, regulations and laws governing limited partnerships in the State.

                  1.52. Permitted Encumbrances. The term "Permitted Encumbrances" shall have the meaning set forth in Section 3.11(b).

                  1.53. Personal Property Leases. The term "Personal Property Leases" shall have the meaning set forth in Section 2.2(b).

                  1.54. Prepaid Items. The term "Prepaid Items" shall have the meaning set forth in Section 2.2(l).

                  1.55. Proposed Purchase Price Adjustment. The term "Proposed Purchase Price Adjustment" shall have the meaning set forth in Section 2.7(b).


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                  1.56.    Proprietary Rights.  The term "Proprietary Rights"
shall have the meaning set forth in Section 3.14.

                  1.57. Public Offering. The term "Public Offering" shall mean any underwritten public offering of Vision 21 Common Stock, including initial and secondary offerings.

                  1.58. Purchase Price. The term "Purchase Price" shall mean the consideration set forth in Section 2.5 of this Agreement.

                  1.59. Real Property Leases. The term "Real Property Leases" shall have the meaning set forth in Section 2.2(c).

                  1.60. Recent Acquisitions. The term "Recent Acquisitions" shall mean the acquisitions by Vision 21 with third parties which were completed in December 1996, March 1997 and May 1997.

                  1.61. SEC. The term "SEC" shall mean the Securities and Exchange Commission.

                  1.62. Securities. The term "Securities" shall mean the shares of Vision 21 Common Stock which shall be delivered to the Partnership under the terms of this Agreement.

                  1.63. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  1.64. State. The term "State" shall mean the State of Arizona.

                  1.65. Tangible Personal Property. The term "Tangible Personal Property" shall have the meaning set forth in Section 2.2(e).

                  1.66. Tax Returns. The term "Tax Returns" shall have the meaning set forth in Section 3.15(a).

                  1.67. Third Party Claim. The term "Third Party Claim" shall have the meaning set forth in Section 14.3(a).

                  1.68. Transaction. The term "Transaction" shall mean the purchase and sale of the Optical Assets and the Non-optical Assets and the assumption of the Assumed Obligations pursuant to this Agreement.

                  1.69. Vision 21 Financial Statements. The term "Vision 21 Financial Statements" shall have the meaning set forth in Section 5.9.


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         2.       PURCHASE AND SALE OF OPTICAL ASSETS AND NON-OPTICAL ASSETS.

                  2.1. Purchase and Sale of Optical Assets. Subject to the terms and conditions herein set forth, the Partnership agrees to sell, convey, assign, transfer and deliver to the Practice, and the Practice agrees to purchase, assume, accept and acquire, the Optical Assets owned by the Partnership as of the Closing Date.

                  2.2. Purchase and Sale of Non-Optical Assets. Subject to the terms and conditions herein set forth, and in reliance upon the representations and warranties set forth herein, the Partnership agrees to sell, convey, assign, transfer and deliver to Vision 21, and Vision 21 agrees to purchase, assume, accept and acquire, the assets consisting of all the assets (other than the Optical Assets specified in Section 2.1 hereof) owned by the Partnership as of the Closing Date, of every kind, character and description, whether tangible, real, personal, or mixed, and wheresoever located, whether carried on the books of the Partnership or not carried on the books of the Partnership due to having been expended, fully depreciated, or otherwise (the "Non-Optical Assets"), including without limitation the following (except to the extent that any of the following are specifically enumerated as Excluded Assets in Section 2.3 hereof) to the extent permitted by applicable law:

                           a.       All of the accounts receivable or other
rights to receive payment owing to the Partnership ("Accounts Receivable");

                           b.       All of the Partnership's rights in, to and
under all leases of supplies, instruments, equipment, furniture, machinery and other items of tangible personal property ("Personal Property Leases"), including, without limitation, the Personal Property Leases described on
Schedule 2.2(b);

                           c.       All of the Partnership's rights as a lessee
in, to and under all real property lease agreements (such real property lease agreements are hereinafter referred to as "Real Property Leases" and the parcels of real property in which the Partnership has a leasehold interest and that are subject to the Real Property Leases are hereinafter referred to as "Leased Property"), including, without limitation, estates created by, and rights conferred under, the Real Property Leases described on Schedule 2.2(c), and any and all estates, rights, titles and interests in, to and under all warehouses, storage facilities, buildings, works, structures, fixtures, landings, constructions in progress, improvements, betterments, installations, and additions constructed or located on or affixed to the Leased Property;

                           d.       All of the Partnership's rights in, to and
under all contracts, agreements, insurance policies, purchase orders and commitments (the "Assumed Contracts"), including, without limitation, the Assumed Contracts described on Schedule 2.2(d);


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                           e.       All tangible personal property (including
supplies, instruments, equipment, furniture and machinery) owned by the Partnership ("Tangible Personal Property"), including, without limitation, the Tangible Personal Property described on Schedule 2.2(e);

                           f.       All books and records of the Partnership,
including, without limitation, all credit records, payroll records, computer records, computer programs, contracts, agreements, operating manuals, schedules of assets, correspondence, books of account, files, papers, books and all other public and confidential business records (together the "Business Records"), whether such Business Records are in hard copy form or are electronically or magnetically stored;

                           g.       All franchises, licenses, permits,
certificates, approvals and other governmental authorizations necessary to own and operate any of the other Non-optical Assets, a complete and correct list of which is set forth on Schedule 2.2(g);

                           h.       All (i) United States and foreign patents,
patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, copyright applications and registrations and trade names of the Partnership;
(ii) proprietary data and technical, manufacturing know-how and information (and all materials embodying such information) of the Partnership; (iii) developments, discoveries, inventions, ideas and trade secrets of the Partnership; and (iv) rights to sue for past infringement;

                           i.       All of the Partnership's right, title and
interest in, to and under all telephone numbers used by the Partnership, including all extensions thereto;

                           j.       All rights in, to and under all
representations, warranties, covenants and guaranties made or provided by third parties to or for the benefit of the Partnership with respect to any of the other Non-optical Assets;

                           k.       All cash in registers or petty cash drawers
(which shall on the Closing Date be at least ninety percent (90%) of the average daily cash balance held in such locations in the twelve (12) month period preceding the Closing Date); and

                           l.       All of the Partnership's prepaid expenses,
prepaid insurance, deposits and other similar items ("Prepaid Items").

         If and to the extent the assignment of any personal property lease, real property lease, contract, agreement, purchase order, work order, commitment, license, permit, certificate or approval listed on the foregoing Schedules shall require the consent of another party thereto, then (i) such personal property lease, real property lease, contract, agreement, purchase order, work order, commitment, license, permit, certificate or approval shall constitute a Personal Property Lease, Real Property Lease, Assumed Contract or License, as the case may be, only upon and subject to receipt of such consent;
(ii) such personal property lease, contract, agreement, purchase

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order, work order, commitment, license, permit, certificate or approval shall not be a Personal Property Lease, Real Property Lease, Assumed Contract or License, as the case may be, if and for so long as the attempted assignment would constitute a breach thereof; and (iii) the Partnership shall cooperate fully with Vision 21 (or Vision 21's successor-in-interest) in seeking such consent or reasonable arrangement designed to provide to Vision 21 (or such successor-in-interest) the benefits, claim or rights arising thereunder.

                  2.3. Excluded Assets. The Partnership shall not sell, convey, assign, transfer or deliver to Vision 21, and Vision 21 shall not be obligated to purchase, accept or acquire (or make any payments or otherwise discharge any liability or obligation of the Partnership with respect to), (a) life insurance policies covering the life of any employee of the Partnership,
(b) personal effects listed on Schedule 2.3; and (c) cash and cash equivalents in banks, certificates of deposit, commercial paper and securities owned by the Partnership (but excluding cash held in registers or petty cash drawers on the Closing Date) (collectively, the "Excluded Assets").

                  2.4. Assumption of Obligations and Liabilities. At the Closing, Vision 21 shall assume and agree to pay or perform, promptly as they become due, only those obligations and liabilities of the Partnership expressly set forth on Schedule 2.4 (the "Assumed Obligations"). Except for the Assumed Obligations, Vision 21 shall not assume or be deemed to have assumed and shall not be responsible for any other obligation or liability of the Partnership, direct or indirect, known or unknown, absolute or contingent, including without limitation (i) any and all obligations regarding any foreign, Federal, state or local income, sales, use, franchise or other tax liabilities, (ii) any and all obligations or liabilities relating to any fees or expenses of the Partnership's or the Partners' counsel, accountants or other experts incident to the negotiation and preparation of any of the documents contemplated herein and consummation of the transactions contemplated thereby, and (iii) any and all liabilities relating to or arising from personal injuries relating to Optical Assets sold by the Partnership to the Partnership's customers prior to the Closing Date.

                  2.5. Purchase Price. Vision 21 agrees that, subject to the terms and conditions of this Agreement, and in full consideration for the aforesaid sale, transfer, conveyance, assignment and delivery of the Non-optical Assets of the Partnership to Vision 21, and the acceptance by Vision 21 of such Non-optical Assets and the assumption of the Assumed Obligations of the Partnership by Vision 21, Vision 21 shall deliver to the Partnership at the Closing the consideration (the "Purchase Price") set forth in Schedule 2.5A. The Practice agrees that, subject to the terms and conditions of this Agreement, and in full consideration of the aforesaid sale, transfer, conveyance, assignment and delivery of the Optical Assets, the Practice shall deliver to the Partnership at the Closing the consideration set forth in Schedule 2.5B.

                  2.6. The Closing. The Closing shall take place on the Closing Date at the offices of Shumaker, Loop & Kendrick, 101 E. Kennedy Boulevard, Suite 2800, Tampa, Florida 33602 or at such other location in the State as the parties shall mutually agree.


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                  2.7.     Purchase Price Adjustments.

                           a.  The Purchase Price shall be subject to adjustment
to the extent that Current Assets (as defined herein) or Current Liabilities Assumed (as defined herein) materially differ from the amounts customarily arising in the ordinary course of business of the Partnership as of May 31, 1997. The term "Current Assets" shall mean petty cash, Accounts Receivable, prepaid expenses, supplies and other current assets (excluding cash in banks, certificates of deposit, other cash equivalents, current portion of capital leases and prepaid Income Taxes). The term "Current Liabilities Assumed" shall mean the audited balances as of May 31, 1997, of trade accounts payable (excluding any pertaining to the Optical Assets), accrued payroll, accrued payroll taxes, accrued benefits, and other current liabilities (excluding notes payable, current portion of capital leases and long-term debt and income and franchise taxes and accrued shareholder expenses). The adjustment shall be settled in cash (which shall be set-off from moneys due the Practice, pursuant to the Business Management Agreement) or Vision 21 Common Stock at Vision 21's option. The parties also agree that to the extent the adjustments materially impact the goodwill created by the transaction, there shall be an adjustment for the related impact of net income created by the change in amortization of such goodwill and the Purchase Price shall be increased or reduced to reflect the impact on net income settled in cash or Vision 21 Common Stock at Vision 21's option.

                           b.  Within sixty (60) days following the Closing
Date, Vision 21 shall present to the Partners its Purchase Price adjustment (the "Proposed Purchase Price Adjustment") calculated in accordance with Section 2.7(a) hereof. The Partners shall, within thirty (30) days after the delivery by Vision 21 of the Proposed Purchase Price Adjustment, complete their review thereof. In the event that a majority of the Partners believe that the Proposed Purchase Price Adjustment has not been prepared on the basis set forth in
Section 2.7(a) or otherwise contests any item set forth therein, the Partners shall, on or before the last day of such 30 day period, so object to Vision 21 in writing, setting forth a specific description of the nature of the objection and the corresponding adjustments the Partners believe should be made. If no objection is received by Vision 21 on or before the last day of such 30 day period, then the Proposed Purchase Price Adjustment delivered by Vision 21 shall be final. If an objection has been made and Vision 21 and the Partners are unable to resolve all of their disagreements with respect to the proposed adjustments within 15 days following the delivery of the Partners' objection, the dispute shall be submitted to arbitration as provided in Section 18.1 except that the arbitrator shall be instructed to deliver his determination of the dispute to the parties no later than 30 days after the arbitration hearing. Vision 21 shall provide to the Partners and their accountants full access to all relevant books, records and work papers utilized in preparing the Proposed Purchase Price Adjustment.

                  2.8. Subsequent Actions. If, at any time after the Closing Date, Vision 21 shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Vision 21 its right, title or interest in, to or under any of the rights, properties or assets of the Partnership

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acquired or to be acquired by Vision 21 as a result of, or in connection with, the Transaction, or otherwise to carry out this Agreement, the officers and directors of Vision 21 shall, at the sole cost and expense of Vision 21, be authorized to execute and deliver, in the name and on behalf of the Partnership, such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of the Partnership, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Vision 21 or otherwise to carry out this Agreement.

                  2.9. Allocation of Purchase Price. The Purchase Price shall be allocated among the Non-optical Assets and the Optical Assets as set forth on Schedule 2.9. Each of Vision 21, the Partnership and the Partners covenants and agrees that he, she or it shall not take a position that is in any way inconsistent with the terms of this Section 2.9 on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding.

         3. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE PARTNERS. The Partnership and each of the Partners, jointly and severally, represent and warrant to Vision 21 that the following are true and correct as of the date hereof, and shall be true and correct through the Closing Date as if made on that date; when used in this Section 3, the term "best knowledge" shall mean in the case of the Partnership the best knowledge of those individuals listed on Schedule 3:

                  3.1. Organization and Qualification. The Partnership is duly organized and validly existing under the laws of the State, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Partnership is not duly qualified and licensed to do business in any other jurisdiction. The Partnership does not have any assets, employees or offices in any state other than the State. Except as set forth on Schedule 3.1, neither the Partnership nor the Partners own, directly or indirectly, any of the capital stock of any corporation or any equity, profit sharing, participation or other interest in any corporation, other partnership, joint venture or other entity that is engaged in a business that is a Competitor.

                  3.2. Continuity of Business Enterprise. Except as set forth on Schedule 3.2, and except as contemplated by this Agreement, there has not been any sale or distribution of significant assets of the Partnership or any of its Affiliates other than in the ordinary course of business within the two (2) year period preceding the date of this Agreement.

                  3.3. Authorization and Validity. The execution, delivery and performance by the Partnership of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by the Partnership, have been duly authorized by the Partnership. This Agreement has been, or will be by the Closing Date, duly executed by the Partnership and, upon delivery, will constitute the

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legal, valid and binding obligation of the Partnership enforceable against the
Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Partnership has obtained, in accordance with applicable law and its partnership agreement, the approval of the Partners necessary for the consummation of the transactions contemplated hereby.

                  3.4. Compliance. Except as disclosed on Schedule 3.4, the execution and delivery of the documents contemplated hereunder and the consummation of the transactions contemplated thereby by the Partnership will not (i) violate any provision of the Partnership's partnership agreement, (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which the Partnership is a party,
(iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of the Partnership or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or to the best of the Partnership's knowledge violate or conflict with any law, ordinance or regulation to which the Partnership or its property is subject.

                  3.5. Consents. No consent, approval, order or authorization of or registration, declaration, or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the documents contemplated herein by the Partnership or the consummation by such party of the transactions contemplated thereby, except for those consents or approvals set forth on Schedule 3.5.

                  3.6. Financial Statements. The Partnership has furnished to Vision 21 its unaudited balance sheet and related unaudited statements of income, retained earnings and cash flows for its prior three (3) full fiscal years, and its unaudited interim balance sheet for the fiscal period ended April 30, 1997 (the "Partnership Balance Sheet," and the date thereof shall be referred to as the "Partnership Balance Sheet Date") and related unaudited statements of income, retained earnings and cash flows for the twelve months then ended (all collectively, with the related notes thereto, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Partnership as of the dates and for the periods indicated except as otherwise indicated in the Financial Statements. The Partnership and the Partners expressly warrant that they will have prior to the Closing fairly, accurately and completely provided all necessary information requested in or relevant to the preparation of the audit to be conducted by the Accountants or their designees prior to Closing (the "Audit").

                  3.7.     Liabilities and Obligations. Except as set forth on
Schedule 3.7, the Financial Statements reflect all liabilities of the Partnership, accrued, contingent or otherwise that would be required to be reflected thereon, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since the Partnership Balance Sheet Date. Except as set forth in the Financial Statements or on Schedule 3.7, the Partnership is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Partnership does not know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

                  3.8.     Employee Matters.

                           a.       Cash Compensation.  Schedule 3.8(a) contains
a complete and accurate list of the names, titles and annual cash compensation as of the Closing Date, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all Partners and employees of the Partnership. In addition,
Schedule 3.8(a) contains a complete and accurate description of (i) all increases in Cash Compensation of Partners and employees of the Partnership during the current fiscal year and the immediately preceding fiscal year and
(ii) any promised increases in Cash Compensation of Partners and employees of the Partnership that have not yet been effected.

                           b.       Compensation Plans.  Schedule 3.8(b)
contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Partnership or to which the Partnership contributes on behalf of its employees, other than Employment Agreements listed on Schedule 3.8(c) and Employee Benefit Plans listed on
Schedule 3.9(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for performance awards, and stock ownership or stock options. The Partnership has provided or made available to Vision 21 a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Except as set forth on Schedule 3.8(b), each of the Compensation Plans can be terminated or amended at will by the Partnership.

                           c.       Employment Agreements.  Except as set forth
on Schedule 3.8(c), the Partnership is not a party to any employment agreement ("Employment Agreements") with respect to any of the Partners or the Partnership's employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and non-competition agreements.

                           d.       Employee Policies and Procedures.  Schedule
3.8(d) contains a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Partnership. The Partnership has provided or made available to Vision 21 a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

                           e.       Unwritten Amendments.  Except as described
on Schedule 3.8(b), 3.8(c), or 3.8(d), no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures.

                           f.       Labor Compliance.  To the best knowledge of
the Partnership and the Partners, the Partnership has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and the Partnership is not liable for any arrearages of wages or penalties for failure to comply with any of the foregoing. The Partnership has not, to the best of the Partners' and the Partnership's knowledge, engaged in any unfair labor practices or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices that would, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth on Schedule 3.8(f), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the actual knowledge of the Partnership and the Partners, threatened against the Partnership before any federal, state or local court, board, department, commission or agency (nor, to the best knowledge of the Partnership and the Partners, does any valid basis therefor exist) or (ii) existing or, to the actual knowledge of the Partnership, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Partnership (nor, to the best knowledge of the Partnership and the Partners, does any valid basis therefor exist).

                           g.       Unions.  The Partnership has never been a
party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Partnership are represented by any union, labor organization or collective bargaining unit. Except as set forth on
Schedule 3.8(g), to the actual knowledge of the Partnership, none of the employees of the Partnership has threatened to organize or join a union, labor organization or collective bargaining unit.

                           h.       Aliens.  All employees of the Partnership
are, to the best knowledge of the Partnership, citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

                  3.9.     Employee Benefit Plans.

                           a.       Identification.  Schedule 3.9(a) contains a
complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA sponsored by the Partnership or to which the Partnership contributes on behalf of its Partners or employees and all employee benefit plans previously sponsored or contributed to on behalf of its Partners or employees within the three (3) years preceding the date hereof (the "Employee Benefit Plans"). The Partnership has provided or made available to Vision 21 copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Partnership has provided or made available to Vision 21 a written description of all existing practices engaged in by the Partnership that constitute Employee Benefit Plans. Except as set forth on Schedule 3.9(a) and subject to the requirements of the Code and ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Partnership. Except as set forth on Schedule 3.9(a), no unwritten amendment exists with respect to any Employee Benefit Plan. Except as set forth on
Schedule 3.9(b)-(l), each of the following paragraphs is true and correct.

                           b.       Administration.  To the best knowledge of
the Partnership and the Partners, each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. The Partnership and the Partners have (i) made all necessary filings with respect to such Employee Benefit Plans, including the timely filing of Form 5500 if applicable, and (ii) made all necessary filings, reports and disclosures pursuant to and have complied with all requirements of the IRS Voluntary Compliance Resolution Program, if applicable, with respect to all profit sharing retirement plans and pension plans in which employees of the Partnership participate.

                           c.       Examinations.  Except as set forth on
Schedule 3.9(c), the Partnership has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

                           d.       Prohibited Transactions.   To the best
knowledge of the Partnership and the Partners, no prohibited transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Employee Benefit Plans.

                           e.       Claims and Litigation.  No pending or, to
the actual knowledge of the Partnership and the Partners, threatened, claims, suits, or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                           f.       Qualification.  As set forth in more detail
on Schedule 3.9(f), the Partnership has received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. Except as set forth on
Schedule 3.9(e), no proceedings exist or, to the actual knowledge of the Partnership have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                           g.       Funding Status.  To the best knowledge of
the Partnership and the Partners, no accumulated funding deficiency (within the meaning of Section 412 of the Code), whether or not waived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Partnership is a member ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. The Partnership does not sponsor any Employee Benefit Plan described in Section 501(c)(9) of the Code. None of the Employee Benefit Plans are subject to actuarial assumptions.

                           h.       Excise Taxes.  Neither the Partnership nor
any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

                           i.       Multiemployer Plans.  Neither the
Partnership nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                           j.       Pension Benefit Guaranty Corporation.  None
of the Employee Benefit Plans are subject to the requirements of Title IV of ERISA.

                           k.       Retirees.  The Partnership has no obligation
or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and Sections 501 through 508 of ERISA.

                           l.       Other Compensation.  Except as set forth on
Schedules 3.8(a), 3.8(b), 3.8(c), 3.8(d) and 3.9(a), none of the Partnership or the Partners is a party to any compensation or debt arrangement with any person relating to the provision of health care related services other than arrangements with the Partnership or the Partners.

                  3.10.    Absence of Certain Changes.  Except as set forth on
Schedule 3.10 or as contemplated by this Agreement, since the Partnership Balance Sheet Date, the Partnership has not:

                           a.       suffered a Material Adverse Effect, whether
or not caused by any deliberate act or omission of the Partnership or any of the Partners;

                           b.       contracted for the purpose of acquiring any
capital asset having a cost in excess of $5,000 or made any single expenditure in excess of $5,000;

                           c.       incurred any indebtedness for borrowed money
(other than short-term borrowings in the ordinary course of business), or issued or sold any debt securities;

                           d.       incurred or discharged any material
liabilities or obligations except in the ordinary course of business;

                           e.       paid any amount on any indebtedness prior to
the due date, forgiven or canceled any claims or any debt in excess of $5,000, or released or waived any rights or claims except in the ordinary course of business;

                           f.       mortgaged, pledged or subjected to any
security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

                           g.       suffered any damage or destruction to or
loss of any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                           h.       acquired or disposed of any assets having an
aggregate value in excess of $5,000, except in the ordinary course of business;

                           i.       written up or written down the carrying
value of any of its assets, other than accounts receivable in the ordinary course of business;

                           j.       changed the costing system or depreciation
methods of accounting for its assets in any material respect;

                           k.       lost or terminated any employee, patient,
customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                           l.       increased the compensation of any Partner,
officer, key employee or consultant, except as disclosed on Schedule 3.8(a);

                           m.       increased the compensation of any employee
(except for increases in the ordinary course of business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $15,000;

                           n.       made any payments to or loaned any money to
any person or entity referred to in Section 3.21;

                           o.       formed or acquired or disposed of any
interest in any corporation, partnership, joint venture or other entity;

                           p.       redeemed, purchased or otherwise acquired,
or sold, granted or otherwise disposed of, directly or indirectly, any of its partnership interests or securities, or agreed to change the terms and conditions of any such partnership interests, securities or rights;

                           q.       entered into any agreement providing for
total payments in excess of $5,000 in any twelve (12) month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business;

                           r.       entered into, adopted or amended any
Employee Benefit Plan, except as contemplated hereby or the other agreements contemplated hereby; or

                           s.       entered into any other commitment or
transaction or experienced any other event that would materially interfere with its performance under this Agreement or any other agreement or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

                  3.11.    Title; Leased Assets.

                           a.       Real Property.  The Partnership does not own
any interest (other than leasehold interests referred to on Schedule 3.11(c)) in real property. The leased real property referred to on Schedule 3.11(c) constitutes the only real property necessary for the conduct of the Partnership's business.

                           b.       Personal Property.  Except as set forth on
Schedule 3.11(b), the Partnership and/or the Partners have good, valid and marketable title to all the personal property constituting the Non-optical Assets. The personal property constituting the Non-optical Assets constitute the only personal property necessary for the conduct of the Partnership's business (except for the Optical Assets). Upon consummation of the transactions contemplated hereby, such interest in the Non-optical Assets shall be free and clear of all security interests, liens, claims and encumbrances, other than those set forth on Schedule 3.11(b) (the "Permitted Encumbrances") and statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets.

                           c.       Leases.  A list and brief description of (i)
all Real Property Leases, and (ii) Personal Property Leases involving rental payments within any twelve (12) month period in excess of $12,000, in either case to which the Partnership is a party, either as lessor or lessee, are set forth on Schedule 3.11(c). All such leases are valid and, to the knowledge of the Partnership, enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  3.12.    Commitments.

                           a.       Commitments; Defaults.  Except as set forth
on Schedule 3.12 or as otherwise disclosed pursuant to this Agreement, the Partnership is not a party to nor bound by, nor are the Non-optical Assets or the business of the Partnership bound by, whether or not in writing, any of the following (collectively, "Commitments"):

                                    i)      partnership or joint venture
agreement;

                                    ii)     guaranty or suretyship,
indemnification or contribution agreement or performance bond;

                                    iii)    debt instrument, loan agreement or
other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                                    iv)     contract to purchase real property;

                                    v)      agreement with dealers or sales or
commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of $2,000 and which is not terminable on thirty (30) days' notice or without penalty;

                                    vi)     agreement relating to any material
matter or transaction in which an interest is held by a person or entity that is an Affiliate of the Partnership or any of the Partners;

                                    vii)    agreement for the acquisition of
services, supplies, equipment, inventory, fixtures or other property involving more than $2,000 in the aggregate;

                                    viii)   powers of attorney;

                                    ix)     contracts containing non-competition
covenants;

                                    x)      agreement providing for the purchase
from a supplier of all substantially all of the requirements of the Partnership of a particular product or services;

                                    xi)     agreements with Payors and contracts
to provide optical services and products; or

                                    xii)    any other agreement or commitment
not made in the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Partnership.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Vision 21. Except as set forth on Schedule 3.12 and to the Partnership's best knowledge, there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Partnership or, to the best knowledge of the Partnership, any other party to a material Commitment, and no penalties have been incurred nor are amendments pending, with respect to the material Commitments, except as described on
Schedule 3.12. The Commitments are in full force and effect and are valid and enforceable obligations of the Partnership, and to the best knowledge of the Partnership, are valid and enforceable obligations of the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Partnership, may be made by any party thereto (other than the Partnership), nor has the Partnership waived any rights thereunder, except as described on Schedule 3.12. Except as set forth on Schedule 3.12, no consents or approvals are required under the terms of any agreement listed on Schedule 3.12 in connection with the transactions contemplated herein, including, without limitation, the transfer of any such agreement pursuant to this Agreement.

                           b.       No Cancellation or Termination of
Commitment. Except as disclosed pursuant to this Agreement or contemplated hereby and except where such default would not have a Material Adverse Effect on the Optical Business, (i) neither the Partnership nor any of the Partners has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and the Partnership does not know of any fact that would justify the exercise of such a right; and
(ii) neither the Partnership nor any of the Partners currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any Commitment.

                  3.13. Insurance. The Partnership carries property, liability, malpractice, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described on Schedule 3.13 (the "Insurance Policies"). The Insurance Policies are all of the insurance policies of the Partnership relating to the business of the Partnership and the Non-optical Assets. All of the Insurance Policies are issued by insurers of recognized responsibility, and, to the best knowledge of the Partnership, are valid and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Except as set forth in Schedule 3.13, no consent or approval is required for, and no other impediment or restriction exists that will prohibit or limit, the transfer of any such Insurance Policies included within the Non-optical Assets in accordance with the terms of this Agreement. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Vision
21. Except as set forth on Schedule 3.13, neither the Partnership nor any of the Partners has received any notice or other communication from any issuer of any Insurance Policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, and to the actual knowledge of the Partnership, no such cancellation or increase of deductibles, retainages or premiums is threatened. Except as set forth on Schedule 3.13, the Partnership does not have any outstanding claims, settlements or premiums owed against any Insurance Policy, and the Partnership has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. Schedule 3.13 also sets forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by the Partnership since January 1, 1994.

                  3.14.    Proprietary Rights and Information.  Set forth on
Schedule 3.14 is a true and correct description of the following ("Proprietary Rights"):

                           a.       all trademarks, trade-names, service marks
and other trade designations, including common law rights, registrations and applications therefor, and all patents and applications therefor currently owned, in whole or in part, by the Partnership, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Partnership is a party (including the expiration date thereof if applicable); and

                           b.       all agreements relating to technology,
know-how or processes that the Partnership is licensed or authorized to use by others (other than technology, know-how or processes generally available to other organizations engaged in an Optical Business), or which it licenses or authorizes others to use.

The Partnership owns or has the legal right to use the Proprietary Rights, and to the knowledge of the Partnership, such ownership or use does not conflict, infringe or violate the rights of any other person. Except as disclosed on
Schedule 3.14, no consent of any person will be required for the use thereof by Vision 21 upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or for infringement by the Partnership of the proprietary right of any other person, and the Partnership does not know of any valid basis for any such claim. To the best knowledge of the Partnership and the Partners, the Partnership has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by it.

                  3.15.    Taxes.

                           a.       Filing of Tax Returns.  The Partnership has
duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all federal, state, local or foreign income, excise, partnership, franchise, property, sales, use, payroll, withholding, provider, value added and other tax returns and reports (collectively the "Tax Returns") required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax

Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Partnership for the periods covered thereby.

                           b.       Payment of Taxes.  Except for such items as
the Partnership may be disputing in good faith by proceedings in compliance with applicable law, which are described on Schedule 3.15, (i) the Partnership has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due, and (ii) the Partnership is not delinquent in the payment of any tax, assessment or governmental charge.

                           c.       No Pending Deficiencies, Delinquencies,
Assessments or Audits. Except as set forth on Schedule 3.15, the Partnership has not received any notice that any tax deficiency or delinquency has been asserted against the Partnership. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Partnership that could be asserted by any taxing authority. There is no taxing authority audit of the Partnership pending, or to the actual knowledge of the Partnership, threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Partnership has not, to its best knowledge, violated any federal, state, local or foreign tax law.

                           d.       No Extension of Limitation Period.  The
Partnership has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                           e.       All Withholding Requirements Satisfied.  All
monies required to be withheld by the Partnership and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

                           f.       Foreign Person.  None of the Partnership or
any of the Partners is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

                  3.16. Compliance with Laws. The Partnership has complied with all applicable laws, regulations and licensing requirements relating to the operation of the Partnership and has filed with the proper authorities all necessary statements and reports, except where the failure to so comply or file would not, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by the Partnership, and neither the Partnership nor any of the Partners is aware of any existing violations by any of the Partners of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. The Partnership and the Partners possess all necessary licenses, franchises, permits and governmental authorizations for the conduct of the Partnership's business as now conducted, all of which are listed (with expiration dates, if applicable) on
Schedule 3.16. Except as set forth on Schedule 3.16, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on
Schedule 3.16, since January 1, 1993, the Partnership has not received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.17. Finder's Fee. Except as set forth on Schedule 3.17, the Partnership has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  3.18. Litigation. Except as described on Schedule 3.18 or otherwise disclosed pursuant to this Agreement, there are no legal actions or administrative proceedings or investigations instituted, to the actual knowledge of the Partnership or any of the Partners, which affect or could affect the Non-optical Assets or the operation, business, condition (financial or otherwise), or results of operations of the Partnership which (i) if successful could, individually or in the aggregate, have a Material Adverse Effect or (ii) could adversely affect the ability of the Partnership or the Partners to effect the transactions contemplated hereby. None of the Partnership or the Partners are (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to the Non-optical Assets, the Partnership or to its business, assets, operations or employees or (b) in default with respect to any such order, judgment, writ, injunction or decree. The Partnership has no knowledge of any valid basis for any such action, proceeding or investigation. Except as set forth on Schedule 3.18, all medical malpractice claims asserted, general liability incidents and incident reports have been submitted to the Partnership's insurer therefor. All claims made or threatened against the Partnership in excess of its deductible are covered under its Insurance Policies.

                  3.19. Condition of Fixed Assets. All of the fixtures, structures and equipment reflected in the Financial Statements and used by the Partnership in its business, are in good condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and the Partnership has no actual knowledge of any latent defects therein.

                  3.20. Banking Relations. Set forth on Schedule 3.20 is a complete and accurate list of all borrowing and investing arrangements that the Partnership has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

                  3.21. Ownership Interests of Interested Persons; Affiliations. Except as set forth on Schedule 3.21, no officer, supervisory employee or Partner of the Partnership, or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Partnership or any organization that has a material contract or arrangement with the Partnership. Except as may be disclosed pursuant to this Agreement, neither the Partnership, nor any of its Partners, officers, employees or consultants, nor any Affiliate of such person is, or within the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency, organization engaged in an Optical Business, or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Partnership.

                  3.22.    Investments in Competitors. Except as disclosed on
Schedule 3.22 and except for ownership of not more than 1% of any class of outstanding securities of any company or entity if such class of securities is publicly traded, none of the Partnership or the Partners owns directly or indirectly any interests or has any investment in any person that is a Competitor of the Partnership.

                  3.23.    Environmental Matters.

                           a.       Environmental Laws.  To the best knowledge
of the Partnership and the Partners, neither the Partnership nor any of the Non-optical Assets (including the leased real property described on Schedule 3.11(c)) are currently in violation of, or subject to any existing, pending or, to the actual knowledge of the Partnership threatened, investigation or inquiry by any governmental authority or to any remedial obligations under, any federal, state or local laws or regulations pertaining to health or the environment ("Environmental Laws"), except for any such violations, investigations or inquiries that would not, individually or in the aggregate, result in a Material Adverse Effect.

                           b.       Permits.  The Partnership is not required to
obtain, and has no knowledge of any reason Vision 21 will be required to obtain, any permits, licenses or similar authorizations to occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Partnership by reason of any Environmental Laws.

                           c.       Superfund List.  To the best knowledge of
the Partnership, none of the Non-optical Assets (including the Partnership's leased real property described on Schedule 3.11(c)) are on any federal or state "Superfund" list or subject to any environmentally related liens, except such liens as would not, individually or in the aggregate, result in a Material Adverse Effect.

                  3.24. Certain Payments. Neither the Partnership nor any Partner, officer or employee of the Partnership acting for or on behalf of the Partnership, has paid or caused to be paid, directly or indirectly, in connection with the business of the Partnership:

                           a.       to any government or agency thereof or any
agent of any supplier or customer any bribe, kick-back or other similar payment; or

                           b.       any contribution to any political party or
candidate (other than from personal funds of Partners, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

                  3.25. Medicare and Medicaid Programs. The Partnership is qualified for participation in the Medicare and Medicare programs and is party to agreements for such programs which are in full force and effect with no events of default having occurred thereunder. The Partnership has timely filed all claims or other reports required to be filed prior to the Closing Date with respect to the purchase of services by third-party payors ("Payors"), including but not limited to Medicare and Medicaid programs, except where the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect. All such claims or reports are complete and accurate in all material respects. The Partnership and the Partners have paid or have properly recorded on the Financial Statements all actually known and undisputed refunds, discounts or adjustments which have become due pursuant to such claims, and none of the Partnership or the Partners has any material liability to any Payor with respect thereto, except as has been reserved for in the Partnership Balance Sheet. There are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare and/or Medicaid claims determinations or other reports required to be filed by the Partnership in order to be paid by a Payor for optical services rendered or optical products sold. Neither the Partnership, nor any of its Partners, officers, employees or consultants has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any other Medicare or Medicaid program-related offense. Neither the Partnership, nor its officers, the Partners, or to the best of the Partnership's knowledge, its employees or consultants, has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs, including but not limited to, defrauding a government program, loss of a license to provide optical services and sell optical products, and failure to provide quality care or products.

                  3.26. Fraud and Abuse. To the best knowledge of the Partnership and the Partners, the Partnership, and its Partners have not engaged in any activities which are prohibited under 42 U.S.C. ss.ss. 1320-7, 7a or 7b or 42 U.S.C. ss.1395nn (subject to the exceptions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

                           a.       knowingly and willfully making or causing to
be made a false statement or representation of a material fact in any application for any benefit or payment;

                           b.       knowingly and willfully making or causing to
be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

                           c.       failure to disclose knowledge by a Medicare
or Medicaid claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                           d.       knowingly and willfully offering, paying,
soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

                           e.       referring a customer for designated optical
services (as defined in 42 U.S.C. ss.1395nn) to or providing designated optical services to a customer upon a referral from an entity or person with which any of the Partners or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. ss.1395nn applies.

                  3.27. Payors. Schedule 3.27 sets forth a true, correct and complete list of the names and addresses of each Payor of the Partnership's services which accounted for more than 10% of the revenues of the Partnership in the three (3) previous fiscal years. Except as set forth on Schedule 3.27, the Partnership has good relations with such Payors and none of such Payors has notified the Partnership that it intends to discontinue its relationship with the Partnership or to deny any claims submitted to such Payor for payment.

                  3.28. Acquisition Proposals. Except for the negotiations, offers and agreements with Vision 21 and its representatives, the Partnership is not bound by any proposal or offer with respect to an acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any partnership interests of, the Partnership (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal").

                  3.29. Consistent Treatment of Expenses. The Partnership has, in presenting information concerning the Partnership's expenses to Vision 21 for the purpose of determining the Partnership's value, separated out those expenses which shall be borne by the Partnership in a manner which is consistent with the treatment of expenses which shall be the responsibility of the Partnership pursuant to the Business Management Agreement.

                  3.30. Accounts Receivable/Payable. The Accounts Receivable of the Partnership relating to the ownership and operation of the Practice reflected on the Partnership Balance Sheet, to the extent uncollected on the date hereof, are, and the accounts receivable of the Partnership relating to the ownership and operation of the Practice to be reflected on the books of the Partnership on the Closing Date will be, valid, existing and collectible within six months from the Closing Date (taking into consideration the allowance for doubtful accounts set forth in the Financial Statements) using reasonably diligent collection methods taking into account the size and nature of the receivable, and represent amounts due for goods sold and delivered or services performed. There are not, and on the date of Closing there will not be, any refunds, discounts, set-offs, defenses, counterclaims or other adjustments payable or assessable with respect to the Accounts Receivable. The Partnership has collected Accounts Receivable only in the ordinary course and has not changed collection procedures or methods nor accelerated the pace of such collection efforts in anticipation of the transactions contemplated in this Agreement. The Partnership has paid accounts payable in the ordinary course and has not changed payment procedures or methods nor delayed the timing of such payments in anticipation of the transactions contemplated in this Agreement.

                  3.31. Projections. There is no fact, development or threatened development with respect to the markets, products, services, clients, patients, facilities, personnel, vendors, suppliers, operations, assets or prospects of the Practice which are known to the Partnership or the Partners which would materially adversely affect the projected fiscal year 1997 earnings of the Partnership disclosed to Vision 21 by the Partners, other than such conditions as may affect as a whole the economy or the optical industry generally.

                  3.32.    Tangible Personal Property. Except as set forth on
Schedule 3.32, the Partnership's Tangible Personal Property is in good operating condition, working order and repair (normal wear and tear excepted) and is fully suitable for the uses for which it is employed in the conduct of the Practice.

                  3.33. Leases. With respect to each of the Real Property Leases and Personal Property Leases, except as set forth on Schedule 3.33:

                           a.       such lease is legal, valid, binding,
enforceable and in full force and effect;

                           b.       such lease will continue to be legal, valid,
binding, enforceable and in full force and effect on identical terms following the Closing;

                           c.       no party to such lease is in material breach
or default, and no event has occurred that, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration thereunder;

                           d.       no party to such lease has repudiated in
writing any provision thereof;

                           e.       there are no disputes, oral agreements or
forbearance programs in effect as to such lease; and

                           f.       The Partnership has performed and satisfied
in full each material obligation to be performed by the Partnership under such lease.

                  3.34. Contract Rights. Except as set forth on Schedule 3.34, each of the Assumed Contracts is valid and enforceable and is in full force and effect, and there is no material default or existing condition that, with the giving of notice or the passage of time, would constitute such a default by any parties thereto. The Partnership has performed and satisfied in full each material obligation required to be performed by the Partnership under each Assumed Contract. If services are to be provided to the Partnership under any of such Assumed Contracts, such services have been and are being performed satisfactorily and in a timely manner, substantially in accordance with the terms of such Assumed Contract.

                  3.35. Prepaid Items. Each of the Prepaid Items may be transferred to Vision 21 without the necessity of obtaining any consent or approval.

                  3.36. Completeness of Assets. The Non-optical Assets together with the Optical Assets, include all the properties used to conduct the business of the Partnership as presently conducted.

                  3.37. Disclosure. To the best of the Partnership's and each of the Partners' knowledge, no representation, warranty or statement made by the Partnership or the Partners in this Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to Vision 21 in accordance with this Agreement or the other documents contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Partnership and the Partners do not know of any fact or condition (other than general economic conditions or legislative or administrative changes in health-care delivery) which materially adversely affects, or in the future is reasonably likely to affect, the condition, properties, assets, liabilities, business, operations or prospects of the Partnership which has not been set forth herein or in the Schedules provided herewith.

         4. REPRESENTATIONS AND WARRANTIES OF THE PARTNERS. Each of the Partners, jointly and severally, represents and warrants to Vision 21 that the following are true and correct as of the date hereof, and shall be true and correct through the Closing Date as if made on that date:

                  4.1. Validity; Partners' Capacity. This Agreement and each other agreement contemplated hereby or thereby have been, or will be as of the Closing Date, duly executed and delivered by the Partner and constitute or will constitute legal, valid and binding obligations of the Partner, enforceable against the Partner in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Partner has legal capacity to enter into and perform this Agreement.

                  4.2. No Violation. Except as set forth on Schedule 4.2, neither the execution, delivery or performance of this Agreement, other agreements of the Partner contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Partner is bound or to which any of his or her property or the partnership interests of the Partnership are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his or her property or the partnership interests of the Partnership, or (b) to the best knowledge of the Partner, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

                  4.3. Consents. Except as may be required under the Exchange Act, the Securities Act, the Partnership Law and state securities laws, or otherwise disclosed pursuant to this Agreement, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Partners.

                  4.4. Certain Payments. None of the Partners have paid or caused to be paid, directly or indirectly, in connection with the business of the Partnership:

                           a.       to any government or agency thereof or any
agent of any supplier or customer any bribe, kick-back or other similar payment; or

                           b.       any contribution to any political party or
candidate (other than from personal funds not reimbursed by the Partnership or as otherwise permitted by applicable law).

                  4.5. Finder's Fee. Except as set forth on Schedule 4.5, none of the Partners have incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  4.6. Ownership of Interested Persons; Affiliations. Except as set forth on Schedule 4.6, none of the Partners or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the

Partnership or any organization that has a material contract or arrangement with the Partnership. None of the Partners or any of their respective Affiliates is, or with the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency, organization engaged in an Optical Business or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Partnership.

                  4.7. Litigation. Except as disclosed on Schedule 4.7, there are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the Partners' knowledge, threatened against any of the Partners at law or at equity in any court or before or by any Governmental Authority, and, to the Partners' knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. Except as set forth on
Schedule 4.7, there have been no disciplinary, revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against the Partners or the Partnership.

                  4.8. Permits. To the best of the Partners' knowledge, the Partners have all permits, licenses, orders and approvals of all Governmental Authorities necessary to perform the services performed by the Partnership in connection with the conduct of the Practice. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. To the best of the Partners' knowledge, none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated herein.

         5. REPRESENTATIONS AND WARRANTIES OF VISION 21. Vision 21 represents and warrants to the Partnership and the Partners that the following are true and correct as of the date hereof and shall be true and correct as of the Closing Date; when used in this Section 5, the term "best knowledge" shall mean the best knowledge of those individuals listed on Schedule 5:

                  5.1. Organization and Good Standing. Vision 21 is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite corporation power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. At or prior to Closing, Vision 21 will be qualified to do business as a foreign corporation in the jurisdictions listed on Schedule 5.1.

                  5.2. Capitalization. The authorized capital stock of Vision 21 consists of 50,000,000 shares of Vision 21 Common Stock, of which 5,516,124 shares are issued and outstanding, and 10,000,000 shares of Vision 21 preferred stock, $.001 par value per share ("Preferred Stock"), of which no shares are issued and outstanding. Immediately prior to the Closing, the authorized capital stock of Vision 21 will consist of 50,000,000 shares of Vision 21

Common Stock, of which 5,516,124 shares will be issued and outstanding, and 10,000,000 shares of Vision 21 Preferred Stock, of which no shares will be issued and outstanding.

                  5.3. Corporate Records. The copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of Vision 21 that have been delivered or made available to the Partnership and the Partners are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of Vision 21, copies of which have been delivered or made available to the Partnership and the Partners, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of Vision 21, since its formation.

                  5.4. Authorization and Validity. The execution, delivery and performance by Vision 21 of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Vision 21 in accordance with applicable law and its Articles of Incorporation and Bylaws. This Agreement and each other agreement contemplated hereby to be executed by Vision 21 have been or will be as of the Closing Date duly executed and delivered by Vision 21 and constitute or will constitute legal, valid and binding obligations of Vision 21, enforceable against Vision 21 in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  5.5. Compliance. The execution and delivery of the documents contemplated hereunder and the consummation of the transactions contemplated thereby by Vision 21 shall not (i) violate any provision of Vision 21's organizational documents, (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which Vision 21 is a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of Vision 21 or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or to the best of Vision 21's knowledge violate or conflict with any law, ordinance or regulation to which Vision 21 or its property is subject.

                  5.6. Consents. No consent, approval, order or authorization of or registration, declaration, or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the documents contemplated herein by Vision 21 or the consummation by such party of the transactions contemplated thereby, except for those consents or approvals set forth on Schedule 5.6.

                  5.7. Finder's Fee. Except as disclosed on Schedule 5.7, Vision 21 has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  5.8. Capital Stock. The issuance and delivery by Vision 21 of shares of Vision 21 Common Stock in connection with this Agreement have been duly and validly authorized by all necessary corporate action on the part of Vision 21 in accordance with applicable law and its Articles of Incorporation and Bylaws. The shares of Vision 21 Common Stock to be issued in connection with this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights, rights of first refusal or similar rights of any of Vision 21's stockholders, or any federal or state law, including, without limitation, the registration requirements of applicable federal and state securities laws.

                  5.9. Vision 21 Financial Statements. The audited consolidated balance sheet and related statements of income and cash flows of Vision 21 for its prior three (3) full fiscal years, and its unaudited interim balance sheet for the fiscal quarter ended March 31, 1997, and the unaudited statement of income of Vision 21 for the period then ended (collectively, with the related notes thereto, the "Vision 21 Financial Statements"): (a) fairly present the financial condition and results of operations of Vision 21, as of the dates and for the periods indicated; and (b) have been prepared in conformity with GAAP (subject to normal year-end adjustments and the absence of notes for any unaudited interim financial statement), except as otherwise indicated in the Vision 21 Financial Statements.

                  5.10.     Liabilities and Obligations. Except as disclosed on
Schedule 5.10, the Vision 21 Financial Statements shall reflect all material liabilities of Vision 21, accrued, contingent or otherwise, that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP. Except as set forth on Schedule 5.10 or in the Vision 21 Financial Statements, Vision 21 is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Vision 21 does not know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

                  5.11. Compliance with Laws. Vision 21 has not failed to comply with any applicable laws, regulations and licensing requirements or failed to file with the proper authorities any necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, have a material adverse effect on the Transaction. There are no existing violations by Vision 21 of any federal, state or local law or regulation that could, individually or in the aggregate, have a material adverse effect on the Transaction. Vision 21 possesses all necessary licenses, franchises, permits and governmental authorizations for the conduct of Vision 21's business as now conducted and after the Closing, as contemplated in this Agreement. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a material adverse effect on the Transaction. Since January 1, 1993, Vision 21 has not received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Transaction.

                  5.12. Insolvency Proceedings. Vision 21 is not currently under the jurisdiction of a Federal or state court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  5.13. Employment of Partnership's Employees. Vision 21 does not currently intend to change the existing composition or employment terms of any of the non-professional personnel which have employment arrangements with the Partnership on the effective date of this Agreement (except as is necessary for Vision 21 to employ such individuals pursuant to the Business Management Agreement). Vision 21 reserves the right, however, to change the number, composition or employment terms of such non-professional personnel in the future.

         6.       SECURITIES LAW MATTERS.

                  6.1.     Investment Representations and Covenants of the
Partners.

                           a.       Each of the Partners understands that the
Securities will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Securities is exempt from registration pursuant to Section 4(2) of the Securities Act under the Securities Act and applicable state securities laws, and that the reliance of Vision 21 on such exemptions is predicated in part on the Partners' representations, warranties, covenants and acknowledgments set forth in this Section.

                           b.       Except as disclosed on Schedule 6.1(b)
attached hereto, each of the Partners represents and warrants that such Partner is an "accredited investor" or "sophisticated investor" as defined under the Securities Act and state "Blue Sky" laws, or that the Partner has utilized, to the extent necessary to be deemed a sophisticated investor under the Securities Act and State "Blue Sky" laws, the assistance of a professional advisor.

                           c.       Each of the Partners represents and warrants
that the Securities to be acquired by such Partner upon consummation of the transactions described in this Agreement will be acquired by the Partner for the Partner's own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, except as contemplated in this Agreement, and that the Partner will not distribute any of the Securities in violation of the Securities Act. All Securities shall bear a restrictive legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAWS."

         In addition, the Securities shall bear any legend required by the securities or "Blue Sky" laws of any state where the Partners reside as well as any other legend deemed appropriate by Vision 21 or its counsel.

                           d.       Each of the Partners represents and warrants
that the address set forth below the Partner's name on Schedule 6.1(d) is the Partner's principal residence.

                           e.       Each of the Partners (i) acknowledges that
the Securities issued to the Partners at the Closing must be held indefinitely by the Partners unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not currently available for use by the Partners for resale of any of the Securities to be acquired by the Partners upon consummation of the transactions described in this Agreement, and (iv) acknowledges and agrees that the transfer of the Securities shall be further restricted by the "lock-up" provisions contained in the Registration Rights Agreement in the form of Exhibit 12.1(k), whereby each of the Partners shall be treated as an "affiliate" of Vision 21 under Rule 144.

                           f.       Each of the Partners represents and warrants
to Vision 21 that the Partner, either alone or together with the assistance of the Partner's own professional advisor, has such knowledge and experience in financial and business matters such that the Partner is capable of evaluating the merits and risks of the Partner's investment in any of the Securities to be acquired by the Partner upon consummation of the transactions described in this Agreement.

                           g.       Each of the Partners confirms that such
Partner has had the opportunity to ask questions of and receive answers from Vision 21 concerning the terms and conditions of the Partner's investment in the Securities, and the Partner has received to the Partner's satisfaction, such additional information, in addition to that set forth herein, about Vision 21's operations and the terms and conditions of the offering as the Partner has requested.

                           h.       In order to ensure compliance with the
provisions of paragraph (c) hereof, the Partners agree that after the Closing the Partners will not sell or otherwise transfer or dispose of Securities or any interest therein (unless such shares have been registered under the Securities
Act) without first complying with either of the following conditions, the expenses and costs of satisfaction of which shall be fully borne and paid for by the selling Partners:

                                    i)      Vision 21 shall have received a
written legal opinion from legal counsel, which opinion and counsel shall be satisfactory to Vision 21 in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the Securities and Exchange Commission specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

                                    ii)     Vision 21 shall have received an
opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

the Partners also agree that the certificates or instruments representing the Securities to be issued to the Partners pursuant to this Agreement may contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Vision 21's transfer agent, if any, provided that this Section 6.1(h) shall no longer be applicable to any Securities following their transfer pursuant to a registration statement effective under the Securities Act or in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that transfer restrictions and the legend referred to herein are no longer required in order to establish compliance with any provisions of the Securities Act.

                           i.       Each of the Partners understands that there
can be no assurance that a Public Offering by Vision 21 will ever occur or if it does occur that it will be successful.

                           j.       Each of the Partners agrees that he or she
shall be considered an "affiliate" of Vision 21 for purposes of Rule 144 and agrees to the restrictions and limitations imposed by Rule 144 on affiliates. the Partners further agrees that he or she shall be considered an affiliate of Vision 21 for Rule 144 purposes even if he or she does not meet the technical definition of "affiliate" under Rule 144.

                  6.2. Current Public Information. At all times following the registration of any of Vision 21's securities under the Securities Act or Exchange Act pursuant to which Vision 21 becomes subject to the reporting requirements of the Exchange Act, Vision 21 shall use commercially reasonable efforts to comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC) regarding the availability of current public information to the extent required to enable any holder of shares of Common Stock to sell such shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

         7. COVENANTS OF THE PARTNERSHIP, THE PARTNERS AND THE PRACTICE. The Partnership, each of the Partners, and the Practice, jointly and severally, agree that between the date hereof and the Closing (with respect to the Partnership's and the Practice's covenants, each of the Partners agrees to use his or her best efforts to cause the Partnership and the Practice to perform):

                  7.1. Consummation of Agreement. The Partnership, each of the Partners and the Practice shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require the Partnership, the Partners or the Practice to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

                  7.2. Business Operations. The Partnership shall operate its business in the ordinary course. The Partnership and each of the Partners shall use their best efforts to preserve the business of the Partnership intact. None of the Partnership, the Partners or the Practice shall take any action that would, individually or in the aggregate, result in a Material Adverse Effect.

                  7.3. Access. The Partnership and the Partners shall, at reasonable times during normal business hours and on reasonable notice, permit Vision 21 and its authorized representatives, including without limitation, the Accountants, reasonable access to, and make available for inspection, all of the assets and business of the Partnership, including its employees, customers and suppliers, and permit Vision 21 and its authorized representatives to inspect and, at Vision 21's sole cost and expense, make copies of all documents, records and information with respect to the affairs of the Partnership, including, without limitation, the Financial Statements, as Vision 21 and its representatives may request, all for the sole purpose of permitting Vision 21 to become familiar with the business and assets and liabilities of the Partnership.

                  7.4. Notification of Certain Matters. The Partnership, the Partners and the Practice shall promptly inform Vision 21 in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Partnership, any of the Partners or the Practice subsequent to the date of this Agreement and prior to the Closing Date under any Commitment material to the Partnership's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in the Partnership's condition (financial or otherwise), operations, assets, liabilities or business.

                  7.5. Approvals of Third Parties. As soon as practicable after the date hereof, the Partnership, the Partners and the Practice shall use all reasonable efforts to secure all necessary approvals and consents of landlords with respect to the real property described on Schedule 2.2(c) to the consummation of the transactions contemplated hereby and shall use their best efforts to secure all necessary approvals and consents of other third parties to the consummation of the transactions contemplated hereby; provided, however, that this covenant shall not require the Partnership, the Partners or the Practice to make any material expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

                  7.6. Employee Matters. Except as set forth in Schedule 3.8(a) or as otherwise contemplated by this Agreement, the Partnership shall not, without the prior written approval of Vision 21, except as required by law:

                           a.       increase the cash compensation of any of the
Partners or any employees of the Partnership (other than in the ordinary course of business and consistent with past practice);

                           b.       adopt, amend or terminate any Compensation
Plan;

                           c.       adopt, amend or terminate any Employment
Agreement;

                           d.       adopt, amend or terminate any Employee
Policies and Procedures;

                           e.       adopt, amend or terminate any Employee
Benefit Plan;

                           f.       take any action that could deplete the
assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

                           g.       fail to pay any premium or contribution due
or with respect to any Employee Benefit Plan;

                           h.       fail to file any return or report with
respect to any Employee Benefit Plan;

                           i.       institute, settle or dismiss any employment
litigation except as could not, individually or in the aggregate, result in a Material Adverse Effect;

                           j.       enter into, modify, amend or terminate any
agreement with any union, labor organization or collective bargaining unit; or

                           k.       take or fail to take any action with respect
to any past or present employee of the Partnership that would, individually or in the aggregate, result in a Material Adverse Effect.

                  7.7. Contracts. Except with Vision 21's prior written consent, the Partnership shall not assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business that is material to the Partnership's business, nor will it waive any material right or cancel any material contract, debt or claim.

                  7.8. Capital Assets; Payments of Liabilities. The Partnership shall not, without the prior written approval of Vision 21 (a) acquire or dispose of any capital asset having a fair market value of $5,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Partnership Balance Sheet Date and, in either case (i) or
(ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

                  7.9. Mortgages, Liens and Guaranties. The Partnership shall not, without the prior written approval of Vision 21, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets (other than statutory liens arising in the ordinary course of business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any person.

                  7.10. Acquisition Proposals. The Partnership, the Partners and the Practice agree that from the date of this Agreement through the earlier of the Closing Date or September 30, 1997, (a) none of the Partners, the Practice or the Partnership nor any of their respective officers and directors shall, and the Partners, the Practice and the Partnership shall direct and use their best efforts to cause the Partnership's and the Practice's respective employees, agents, and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) the Partners, the Practice and the Partnership will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 7.10; and (c) the Partners, the Practice and the Partnership will notify Vision 21 immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Partnership, the Practice or the Partners.

                  7.11. Distributions and Repurchases. No distribution or payment of any kind will be declared or paid by the Partnership with respect to its partnership interests.

                  7.12. Requirements to Effect the Transaction. The Partnership, the Practice and each of the Partners shall use their best efforts to take, or cause to be taken, all actions necessary to effect the Transaction under applicable law.

                  7.13. Termination of Retirement Plans. Prior to Closing, the Partners shall cause the Partnership to take all steps necessary to discontinue benefits accruals under any Employee Benefit Plan that is intended to be a qualified employee retirement plan under Section 401(a) of the Code (a "Retirement Plan") effective as of Closing or as soon thereafter as may be practical. Effective at the Closing Date, the Partnership shall cause the Practice to assume all of the obligations of the Partnership as the sponsoring employer and/or plan administrator of the Retirement Plan in compliance with applicable law.

                  Subsequent to Closing, the Partnership and Vision 21 shall review the extent to which the Practice can resume contributions to the Retirement Plan without violating the qualification requirements of Sections 410(b) and 401(a)(4) of the Code, taking into account any employees of Vision 21 who would be "leased employees" of the Practice under Section 414(n) of the Code. If Vision 21 and the Practice mutually agree that such qualification requirements can be satisfied, the Practice may elect to continue the Retirement Plan and make contributions in accordance with its terms, provided that the Practice shall agree to cover at its own expense any Vision 21 employees who are leased employees if such coverage is required to maintain the tax-qualified status of the Retirement Plan.

                  7.14. Delivery of Schedules. The Partnership, the Practice and each of the Partners shall deliver to Vision 21 all Schedules required to be delivered by them prior to the Closing.

         8. COVENANTS OF VISION 21. Vision 21 agrees that between the date hereof and the Closing:

                  8.1. Consummation of Agreement. Vision 21 shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other actions necessary to approve the Transaction; provided, however, that this covenant shall not require Vision 21 to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

                  8.2. Notification of Certain Matters. Vision 21 shall promptly inform the Partnership and the Partners in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Vision 21 subsequent to the date of this Agreement and prior to the Closing Date under any Vision 21 Commitment material to Vision 21's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in Vision 21's condition (financial or otherwise), operations, assets, liabilities or business.

                  8.3. Licenses and Permits. Vision 21 shall use its best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to consummate the Transaction and to conduct the intended business of Vision 21.

                  8.4. Release of the Partners From Partnership Liabilities. Vision 21 shall use its best efforts to obtain from third party creditors the release of the Partners from any personal liabilities relating to the Partnership which are identified on Schedule 8.4 and assumed by Vision 21 pursuant to the terms of this Agreement.

         9. COVENANTS OF VISION 21, THE PARTNERSHIP, THE PRACTICE AND THE PARTNERS. Vision 21, the Partnership, the Practice and the Partners agree as follows:

                  9.1. Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to attach, supplement or amend promptly the Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Partnership or the Non-optical Assets may be made unless Vision 21 consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to Vision 21 may be made unless the Partnership and a majority of the Partners consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 10.1 and 11.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 9.1. In the event that the Partnership is required to amend or supplement a Schedule in accordance with this Section 9.1 and Vision 21 does not consent to such amendment or supplement, or Vision 21 is required to amend or supplement a
Schedule in accordance with this Section 9.1 and the Partnership and a majority of the Partners do not consent, this Agreement shall be deemed terminated by mutual consent as set forth in Section 15.1(d) or Section 15.1(e) as appropriate.

                  9.2.     Fees and Expenses.

                           a.       If the Transaction is consummated, Vision 21
shall pay all costs of the Audit of the Partnership's Financial Statements and financial records by Vision 21's auditors (or auditors designated by Vision 21's auditors). All items prepared by Vision 21's auditors in connection with the Audit ("Prepared Audit Materials") shall be for use solely by Vision 21; provided, however, that the Partnership may utilize the Prepared Audit Materials solely in connection with its review of Vision 21's calculation of the Purchase Price. The Prepared Audit Materials shall not be deemed to include those items which customarily remain the property of auditors such as their working papers and memos.

                           b.       In the event the Transaction is not
consummated, the Partnership shall pay for or reimburse Vision 21 for one-half (1/2) of all expenses of Vision 21's auditors in connection with the Audit. Neither the Partnership nor the Partners shall be entitled to copies or originals of the Prepared Audit Materials unless the Partnership or the Partners pay for or reimburse Vision 21 for one-half (1/2) of the expenses of the auditor in connection with the Audit in advance of receiving the Prepared Audit Materials (either from Vision 21 or its auditor). For purposes of this Agreement, Audit expenses shall include all expenses related to the Audit as well as expenses incurred to present the financial statements in accordance with GAAP and all schedules related thereto.

                           c.       Each of the Partnership and Vision 21 shall
pay the costs and expenses of their own legal counsel with respect to legal services rendered in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby.

         10. CONDITIONS PRECEDENT OF VISION 21. Except as may be waived in writing by Vision 21, the obligations of Vision 21 hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions precedent:

                  10.1. Representations and Warranties. The representations and warranties of the Partnership, the Practice and the Partners contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

                  10.2. Covenants. The Partnership, the Practice and the Partners shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Partnership, the Practice or the Partners prior to the Closing Date.

                  10.3. Legal Opinion. Counsel to the Partnership, the Practice and the Partners shall have delivered to Vision 21 their opinion(s), dated as of the Closing Date, in form and substance substantially similar to
Exhibit 10.3 which Vision 21, Vision 21's counsel, the underwriters of any Public Offering and their counsel shall be permitted to rely upon.

                  10.4. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  10.5. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the Partnership shall have occurred since the Partnership Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of the Partnership, the Practice or the Partners.

                  10.6. Government Approvals and Required Consents. The Partnership, the Practice, the Partners and Vision 21 shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Partnership or any of its Partners or employees are a party).

                  10.7. Closing Deliveries. Vision 21 shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Vision 21, referred to in Section 12.1.

                  10.8. Due Diligence. Vision 21 shall have completed to its satisfaction a due diligence review of the Partnership, the Practice and the Partners.

                  10.9. Financial Audit. Vision 21 shall have approved in Vision 21's sole discretion an audit of the Partnership and the Practice which audit shall have been performed by an accounting firm designated by Vision 21.

                  10.10. Compliance Audit. At the option of Vision 21, Vision 21 shall have approved in Vision 21's sole discretion an audit of the Partnership for regulatory compliance.

                  10.11. Exemption Under State Securities Laws. The transfer of Vision 21's Securities to the Partnership as contemplated in this Agreement shall qualify for one or more exemptions from registration under the State's securities laws. Vision 21 shall pay all filing fees in connection with any filing required to qualify the transfer of the Securities for such exemption(s).

         11. CONDITIONS PRECEDENT OF THE PARTNERSHIP, THE PRACTICE AND THE PARTNERS. Except as may be waived in writing by the Partnership, the Practice and the Partners, the obligations of the Partnership, the Practice and the Partners hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions precedent:

                  11.1. Representations and Warranties. The representations and warranties of Vision 21 contained herein shall be true and correct in all respects when initially made and shall be true and correct in all material respects as of the Closing Date.

                  11.2. Covenants. Vision 21 shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

                  11.3. Legal Opinions. Counsel to Vision 21 shall have delivered to the Partnership, the Practice and the Partners their opinion, dated as of the Closing Date, in form and substance substantially similar to Exhibit 11.3.

                  11.4. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  11.5. Government Approvals and Required Consents. The Partnership, the Practice, the Partners and Vision 21 shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Partnership or any of its Partners or employees are a party).

                  11.6. Closing Deliveries. The Partnership, the Practice and the Partners shall have received all documents, instruments and agreements, duly executed and delivered in form reasonably satisfactory to the Partnership and the Practice, referred to in Section 12.2.

                  11.7. No Change in Voting or Ownership Control. There shall have been no changes in the voting or ownership control of Vision 21 from the date first above written to the Closing Date.

                  11.8. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of Vision 21 shall have occurred since the end of the last fiscal period reported in the Vision 21 Financial Statements, whether or not such change shall have been caused by the deliberate act or omission of Vision 21.

         12.      CLOSING DELIVERIES; ESCROW OF DOCUMENTS.

                  12.1. Deliveries of the Partnership, the Practice and the Partners. At or prior to June 30, 1997, the Partnership, the Practice and the Partners shall deliver to Vision 21, c/o Shumaker, Loop & Kendrick, LLP, counsel to Vision 21, the following, all of which shall be in a form reasonably satisfactory to Vision 21 and shall be held by Shumaker, Loop & Kendrick, LLP in escrow pending Closing, pursuant to an escrow agreement or letter in form and substance mutually acceptable to the parties hereto:

                           a.       copies of resolutions of the Partners of the
Partnership and the Board of Directors of the Practice authorizing (i) the execution, delivery and performance of this Agreement and all related documents and agreements, and (ii) the consummation of the Transaction, certified by a Partner of the Partnership and the Secretary of the Practice as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           b.       a certificate of the President of the
Practice, and of the Partners, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Partnership, the Practice and the Partners contained herein, on and as of the Closing Date;

                           c.       a certificate of the President of the
Practice, and of the Partners, dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Partnership, the Practice and the Partners with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Partnership, the Practice and the Partners to the Closing have been satisfied;

                           d.       a certificate of the Secretary of the
Practice certifying as to the incumbency of the directors and officers of the Practice and as to the signatures of such directors and officers who have executed documents delivered pursuant to the Agreement on behalf of the Practice;

                           e.       a certificate, dated within ten (10) days
prior to the Closing Date, of the Secretary of State of the state of incorporation for the Practice establishing that the Practice is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of organization;

                           f.       certificates, dated within ten (10) days
prior to the Closing Date, of the Secretary of State of the states in which the Partnership and the Practice are qualified to do business, to the effect that the Partnership and the Practice are qualified to do business and, if applicable, are in good standing in each of such states;

                           g.       an opinion of counsel to the Partnership,
the Practice and the Partners dated as of the Closing Date, in form and substance satisfactory to Vision 21, which Vision 21, Vision 21's counsel and the underwriters of any Public Offering and their counsel are permitted to rely upon and which shall include an opinion, subject to normal and customary exceptions that to the best of their knowledge the transactions and arrangements contemplated by this Agreement are in conformity with State laws, rules and regulations governing the Optical Business.

                           h.       such appropriate documents of transfer,
including bills of sale, endorsements, assignments, drafts, checks or other instruments, as to all of the Non-optical Assets and Optical Assets, and any other appropriate instruments in such reasonable or customary form as shall be requested by Vision 21 and its counsel;

                           i.       such instruments satisfactory to Vision 21
that all liens, claims, pledges, security interests and other encumbrances on all of the Non-optical Assets have been released;

                           j.       all authorizations, consents, permits and
licenses referenced in Section 3.5;

                           k.       an executed Registration Rights Agreement
between Vision 21 and the Partnership in substantially the form attached hereto as Exhibit 12.1 (k) (the "Registration Rights Agreement");

                           l.       a non-foreign affidavit, as such affidavit
is referred to in Section 1445(b)(2) of the Code, of each of the Partners, signed under a penalty of perjury and dated as of the Closing Date, to the effect that such Partner is a United States citizen or a resident alien (and thus not a foreign person) and providing the Partner's United States taxpayer identification number;

                           m.       an assignment to Vision 21 of each lease for
real property described on Schedule 2.1(c) (the "Lease Assignments"), or if desired by Vision 21, a new lease or leases between the landlords under such leases and Vision 21 in form and substance reasonably satisfactory to Vision 21; and

                           n.       such other instrument or instruments of
transfer prepared by Vision 21 as shall be necessary or appropriate, as Vision 21 or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                  12.2. Deliveries of Vision 21. At or prior to June 30, 1997, Vision 21 shall deliver to the Partnership, the Practice and the Partners, c/o Shumaker, Loop & Kendrick, LLP, counsel to Vision 21, the following, all of which shall be in a form reasonably satisfactory to the Partnership, the Practice and a majority of the Partners and shall be held by Shumaker, Loop & Kendrick, LLP in escrow pending Closing, pursuant to an escrow agreement or letter in form and substance mutually acceptable to the parties hereto:

                           a.       a copy of the resolutions of the Board of
Directors of Vision 21 authorizing (i) the execution, delivery and performance of this Agreement, and all related documents and agreements, and (ii) the consummation of the Transaction, certified by Vision 21's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           b.       a certificate of an officer of Vision 21
dated the Closing Date as to the truth and correctness of the representations and warranties of Vision 21 contained herein, on and as of the Closing Date;

                           c.       a certificate of an officer of Vision 21
dated the Closing Date, (i) as to the performance and compliance of Vision 21 with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Vision 21 to the Closing have been satisfied;

                           d.       a certificate, dated within ten (10) days
prior to the Closing Date, of the Secretary of State of the State of Florida establishing that Vision 21 is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in such state;

                           e.       certificates (or photocopies thereof), dated
within ten (10) days prior to the Closing Date, of the Secretary of State of each state in which Vision 21 is qualified to do business, to the effect that Vision 21 is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

                           f.       an opinion of Shumaker, Loop & Kendrick,
LLP, counsel to Vision 21, dated as of the Closing Date, pursuant to Section
11.3;

                           g.       the executed Registration Rights Agreement;

                           h.       the executed Lease Assignments; and

                           i.       such other instrument or instruments of
transfer, prepared by the Partnership, the Practice or the Partners as shall be necessary or appropriate, as the Partnership, the Practice the Partners or their counsel shall reasonable request, to carry out and effect the purpose and intent of this Agreement.

                  12.3. Release of Escrow Materials. Shumaker, Loop & Kendrick, LLP shall release the agreements, certificates, instruments, documents and other materials described in Sections 12.1 and 12.2 to the appropriate parties to effectuate the transactions contemplated in this Agreement only after all such materials have been delivered by all applicable parties (or the parties receiving such documents have waived in writing such delivery requirement), the parties have completed their due diligence, the Audit has been completed, and each of Vision 21 and the Company shall have sent written notice to Shumaker, Loop & Kendrick, LLP stating that the conditions to release of the escrowed documents have been satisfied. In the event that the conditions to the release of the escrowed documents are not satisfied, and each of Vision 21 and the Company informs Shumaker, Loop & Kendrick, LLP in writing that such conditions have not been satisfied, Shumaker, Loop & Kendrick, LLP shall promptly return the foregoing materials to the parties sending such materials.

         13.      POST CLOSING MATTERS.

                  13.1. Further Instruments of Transfer. From and after the Closing Date, at the request of Vision 21 and at Vision 21's sole cost and expense, the Partners, the Practice and the Partnership shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

         14.      REMEDIES.

                  14.1. Indemnification by the Partnership, the Practice and the Partners. Subject to the terms and conditions of this Agreement, the Partnership, the Practice and the Partners, jointly and severally, agree to indemnify, defend and hold Vision 21 and its directors, officers, members, managers, employees, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages") asserted against or incurred by such entities and individuals (including, but not limited to, any reduction in payments to or revenues of the Partnership) arising out of or resulting from:

                           a.       a breach of any representation, warranty or
covenant of the Partnership, the Practice or the Partners contained herein or in any schedule or certificate delivered hereunder;

                           b.       any liability under the Securities Act, the
Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Partners, the Practice or the Partnership, and provided to Vision 21 or its counsel by the Partnership, the Practice or the Partners, specifically for inclusion in a registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, (ii) arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Partners, the Practice or the Partnership required to be stated therein or necessary to make the statements therein not misleading, and not provided to Vision 21 or its counsel by the Partnership, the Practice or the Partners, provided, however, that such indemnity shall not inure to the benefit of Vision 21 to the extent that such untrue statement (or alleged untrue statement) was made, in, or omission (or alleged omission) occurred in, any preliminary prospectus, and such information was not so included by Vision 21 and properly delivered to shareholders of Vision 21 who acquire Vision 21 Common Stock in any Public Offering;

                           c.       any filings, reports or disclosures made
pursuant to the IRS Voluntary Compliance Resolution Program, if applicable; and

                           d.       any liability arising from any alleged
unlawful sale or offer to sell or transfer any of the Common Stock by the Partnership or any of the Partners.

                  14.2. Indemnification by Vision 21. Subject to the terms and conditions of this Agreement, Vision 21 hereby agrees to indemnify, defend and hold the Partnership, the Practice and the Partners harmless from and against all damages asserted against or incurred by it, her or him arising out of or resulting from:

                           a.       a breach by Vision 21 of any representation,
warranty or covenant of Vision 21 contained therein or in any schedule or certificate delivered hereunder;

                           b.       any liability under the Securities Act, the
Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Vision 21, contained in any preliminary prospectus, registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact relating to Vision 21 (including its subsidiaries), required to be stated therein or necessary to make the statements therein not misleading; and

                           c.       any filings, reports or disclosures made
pursuant to the IRS Voluntary Compliance Resolution Program, if applicable.

         Notwithstanding anything in this Section 14.2, Vision 21 shall not be liable for any Damages resulting from any matter not disclosed to Vision 21 by any of the third parties to be acquired by Vision 21 in connection with the Recent Acquisitions.

                  14.3. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                           a.       A party claiming indemnification under this
Agreement (an "Indemnified Party") shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 14.6, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 14 with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                           b.       If the Indemnifying Party notifies the
Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 14.3(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to
Section 14.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party.

                           c.       If the Indemnifying Party fails to notify
the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 14.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 14.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 14 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnifying Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control any defense or settlement controlled by the Indemnified Party pursuant to this Section 14.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

                           d.       In the event any Indemnified Party should
have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by mediation or arbitration as provided in Section 17.1 if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

                           e.       Payments of all amounts owing by an
Indemnifying Party pursuant to this Article 14 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 14.3(d) shall be made within thirty (30) days after the later of (i) the expiration of the sixty (60) day Indemnity Notice period or (ii) the expiration of the period for appeal, if any, of a final adjudication or arbitration of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

                  14.4. Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity. This Article 14 regarding indemnification shall survive Closing.

                  14.5. Costs, Expenses and Legal Fees. Each party hereto agrees to pay the costs and expenses (including attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that another party breached any of the terms of this Agreement.

                  14.6. Indemnification Limitations. Notwithstanding the provisions of Sections 14.1 and 14.2, (a) no party shall be required to indemnify another party with respect to a breach of a representation, warranty or covenant unless the claim for indemnification is brought within two (2) years after the Closing Date, except that a claim for indemnification for a breach of the representations and warranties contained in Sections 3.1, 3.2., 3.3, 3.11, 3.14, 4.3, 5.1, 5.2, 5.3, 5.4, 5.8 and 6.1 may be made at any time, and a claim for indemnification for a breach of
the representations and warranties contained in Sections 3.9, 3.15, 3.17, 3.18, 3.23, 3.24, 3.25, 3.26, 4.1, 4.4, 4.5, 4.6, 4.7 and 5.7 may be made at any time within the applicable statute of limitations; (b) indemnification based upon Sections 14.1(b) through (d) and 14.2(b) through (c) may be made at any time within the applicable statute of limitations; and (c) the Partners shall not be required to indemnify Vision 21 pursuant to Section 14.1 unless, and to the extent that, the aggregate amount of Damages incurred by Vision 21 shall exceed an amount equal to two percent (2%) of the total Purchase Price; and (c) the Partners shall not be required to indemnify Vision 21 with respect to a breach of a representation, warranty or covenant for Damages in excess of the aggregate Purchase Price received by the Partners (other than pursuant to a requirement to indemnify Vision 21 under Sections 3.25 or 3.26, or unless the breach involves an intentional breach or fraud by the Partners or the Partnership which shall be unlimited).

                  14.7. Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

                  14.8. Payment of Indemnification Obligation. In the event that the Partnership or any of the Partners has an indemnification obligation to Vision 21 hereunder, subject to Vision 21's approval as set forth below, the Partnership or such Partner may satisfy such obligation by transferring to Vision 21 such number of shares of Vision 21 Common Stock owned by the Partnership or the Partner having an aggregate fair market value (which is prior to an initial Public Offering based upon the valuation given at Closing hereof or after any Public Offering the fair market value at such time based on the last reported sale price of Vision 21 Common Stock on a principal national securities exchange or other exchange on which the Vision 21 Common Stock is then listed or the last quoted ask price on any over-the-counter market through which the Vision 21 Common Stock is then quoted on the last trading day immediately preceding the day on which the Partnership or the Partner transfers shares of Vision 21 Common Stock to Vision 21 hereunder) equal to the indemnification obligation, provided that each of the following conditions are satisfied:

                           a.       The Partnership or the Partner shall
transfer to Vision 21 good, valid and marketable title to the shares of Vision 21 Common Stock, free and clear of all adverse claims, security interests, liens, claims, proxies, options, stockholders' agreements and encumbrances;

                           b.       The Partnership or the Partner shall make
such representation and warranties as to title to the stock, absences of security interests, liens, claims, proxies, stockholders' agreements and other encumbrances and other matters as reasonably requested by Vision 21; and

                           c.       The other terms and conditions of any
transaction contemplated pursuant to this Section and the effects thereof, including any legal or tax consequences, shall be reasonably satisfactory to Vision 21.

         15.      TERMINATION.

                  15.1. Termination. This Agreement may be terminated and the Transaction may be abandoned:

                           a.       at any time prior to the Closing Date by
mutual agreement of all parties;

                           b.       at any time prior to the Closing Date by
Vision 21 if any representation or warranty of the Partnership, the Practice or the Partners contained in this Agreement or in any certificate or other document executed and delivered by the Partnership, the Practice or any of the Partners pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Partnership, the Practice or any of the Partners fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof;

                           c.       at any time prior to the Closing Date by the
Partnership or the Practice if any representation or warranty of Vision 21 contained in this Agreement is or becomes untrue in any material respect or if Vision 21 fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt or written notice thereof;

                           d.       at any time prior to the Closing Date by the
Partnership or the Practice in the event of the failure of any of the conditions precedent set forth in Article 11 of this Agreement;

                           e.       at any time prior to the Closing Date by
Vision 21 in the event of the failure of any of the conditions precedent set forth in Article 10 of this Agreement;

                           f.       by Vision 21 if at any time prior to the
Closing Date, Vision 21 deems termination to be advisable, provided, however, that if Vision 21 exercises its right to terminate this Agreement under this subsection, Vision 21 shall reimburse the Partnership, the Practice and the Partners for all reasonable attorneys' and accountants' fees incurred by the Partnership, the Practice and the Partners in connection with this Agreement; provided that Vision 21 shall only reimburse the Partnership, the Practice and the Partners up to an aggregate maximum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) for such fees; or

                           g.       by Vision 21 or the Partnership if the
Transaction shall not have been consummated by September 30, 1997.

                  15.2. Effect of Termination. In the event this Agreement is terminated pursuant to Section 15.1, Vision 21, the Practice, the Partnership and the Partners, shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity, subject to the limitations set forth in Section 15.1. In the event of a termination of this Agreement under the provisions of this Article 15, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

         16.      NON-COMPETITION AND CONFIDENTIALITY COVENANTS.

                  16.1. The Partners, the Practice and Partnership Non-Competition Covenant.

                           a.       Each of Partners, the Practice and the
Partnership recognize that the covenants of the Partners, the Practice and the Partnership contained in this Section 16.1 are an essential part of this Agreement and that, but for the agreement of the Partners, the Practice and the Partnership to comply with such covenants, Vision 21 would not have entered into this Agreement. The Partners, the Practice and the Partnership acknowledge and agree that the Partners', the Practice's and the Partnership's covenants not to compete are necessary to ensure the continuation of the Management Business (as defined below) and are necessary to protect the reputation of Vision 21, and that irreparable and irrevocable harm and damage will be done to Vision 21 if any of the Partners, the Practice or the Partnership compete with the Management Business or Vision 21. The Partners, the Practice and the Partnership accordingly agree that for the periods set forth in the Business Management Agreement the Partners, the Practice and the Partnership shall not:

                                    i)      directly or indirectly, either as
principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for the Partners', the Practice's or the Partnership's own benefit or for the benefit of any other person or entity knowingly (A) hire, attempt to hire, contact or solicit with respect to hiring any employee of Vision 21 (or of any of its direct or indirect subsidiaries) or
(B) induce or otherwise counsel, advise or encourage any employee of Vision 21 (or of any of its direct or indirect subsidiaries) to leave the employment of Vision 21;

                                    ii)     act or serve, directly or
indirectly, as a principal, agent, independent contractor, consultant, director, officer, employee, employer or advisor or in any other position or capacity with or for, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), any Competing Management Business as such term is defined herein; provided, however, that this clause (ii) shall not prohibit the Partners, the Practice or the

Partnership from being the owner of up to 1% of any class of outstanding securities of any company or entity if such class of securities is publicly traded; or

                                    iii)    directly or indirectly, either as
principal, agent, independent, contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for the Partners', the Practice's or the Partnership's own benefit or for the benefit of any other person or entity, call upon or solicit any customers or clients of the Management Business; provided however, that the Partners may send out a general notice to the customers or clients of the Management Business announcing the termination of his or her arrangement with Vision 21 and may advertise in a general manner without violating this covenant.

                           b.       For the purposes of this Section 16.1, the
following terms shall have the meaning set forth below:

                                    i)      "Management Business" shall mean
management and administration of the non-medical aspects of medical, ophthalmology and optometry practices, and Optical Business entities.

                                    ii)     "Competing Management Business"
shall mean an individual, business, corporation, association, firm, undertaking, company, partnership, joint venture, organization or other entity that either
(A) conducts a business substantially similar to the Management Business within the State, or (B) provides or sells a service which is the same or substantially similar to, or otherwise competitive with the services provided by the Management Business within the State; provided, however, that "Competing Management Business" shall not include Vision 21, or the Partners' internal management and administration of the Partners' medical practice or participation in the management and administration of a physician group in which the Partners devote a significant amount of time to the practice of medicine.

                           c.       Should any portion of this Section 16.1 be
deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Partners, the Practice or the Partnership hereunder, and only in such event, then the Partners, the Practice the Partnership and Vision 21 consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

                           d.       This covenant shall be construed as an
agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of the Partners, the Practice or the Partnership against Vision 21, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Vision 21 of this covenant; provided, however, that the Partners, the Practice and the Partnership shall not be bound by this covenant and shall not be obligated to pay the liquidated damages contemplated in this Section 16.1 if at the time of a breach of this covenant the Business Management Agreement has already been terminated pursuant to Section 6.2(a) thereof. Without limiting other possible remedies to Vision 21 for breach of this covenant, the Partners, the Practice and the Partnership agree that injunctive or other equitable relief will be available to enforce the covenants of this provision, such relief to be without the necessity of posting a bond, cash or otherwise. The Partners, the Practice, the Partnership and Vision 21 further expressly acknowledge that the damages that would result from a violation of this non-competition covenant would be impossible to predict with any degree of certainty, and agree that liquidated damages in the aggregate amount of the aggregate consideration received by the Partnership pursuant to this Agreement is reasonable in light of the severe harm to the Management Business and Vision 21 which would result in the event that a violation of this non-competition covenant were to occur. For purposes of calculation of the liquidated damages contemplated in this Section, the aggregate consideration received by the Partners and the Partnership pursuant to this Agreement shall be in those amounts and in such form as set forth in Schedule 16.1. If the Partners or the Partnership violate this non-competition covenant, Vision 21 shall, in addition to all other rights and remedies available at law or equity, be entitled to (a) cancel the number of shares of Common Stock held by the Partners or the Partnership or, with respect to shares of Common Stock entitled to be received by the Partners or the Partnership, terminate its obligation to deliver such number of shares of Common Stock, and (b) repayment by the Partnership or the Partners to Vision 21 of the fair market value as described above, of Vision 21 Common Stock sold by the Partnership or the Partners; but in no event shall Vision 21 be entitled to offset amounts in excess of the liquidated damages sum pursuant to this Section
16.1. The Partners and the Partnership agree to deliver to Vision 21 the certificates representing any such shares canceled by Vision 21. Payment and satisfaction by the Partnership or the Partners shall be made within sixty (60) days of notification to the Partnership or the Partners by Vision 21 that the Partnership or the Partners have violated this non-competition covenant.

                  16.2. The Partners, the Practice and Partnership Confidentiality Covenant. From the date hereof, each of the Partners, the Practice and the Partnership shall not, directly or indirectly, use for any purpose, other than in connection with the performance of the Partners' duties under the Partners' employment agreements with the Partnership, if any, or disclose to any third party, any information of Vision 21, the Practice or the Partnership, as appropriate (whether written or oral), including any business management or economic studies, patient lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets of Vision 21 or of the Partnership, as applicable, and including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, the Partners, the Practice and the Partnership may disclose information that the Partners, the Practice or the Partnership can establish (a) is or becomes generally available to and known by the public or optical community (other than as a result of an unpermitted disclosure directly or indirectly by the Partners, the Practice or the Partnership or their respective Affiliates, advisors, or representatives);
(b) is or becomes available to the Partners, the Practice or the Partnership on a nonconfidential basis from a source other than Vision 21 or its Affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to Vision 21 or its

Affiliates, advisors or representatives of which the Partners, the Practice or the Partnership has knowledge; or (c) has already been or is hereafter independently acquired or developed by the Partners, the Practice or the Partnership without violating any confidentiality agreement with or other obligation of secrecy to Vision 21, the Partnership or their respective Affiliates, advisors or representatives. Without limiting the other possible remedies to Vision 21 for the breach of this covenant, the Partners, the Practice and the Partnership agree that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise. The Partners, the Practice and the Partnership further agree that if any restriction contained in this Section
16.2 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions contained herein shall be enforced independently of each other.

                  16.3. Survival. The parties acknowledge and agree that this Article 16 shall survive the Closing of the transactions contemplated herein.

         17.      DISPUTES.

                  17.1. Mediation and Arbitration. Any dispute, controversy or claim (excluding claims arising out of an alleged breach of Article 16 of this Agreement) arising out of this Agreement, or the breach thereof, that cannot be settled through negotiation shall be settled (a) first, by the parties trying in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the AAA (such mediation session to be held in Tampa, Florida, if the amount in dispute is equal to or in excess of $200,000 or if the dispute is solely of a non-monetary nature, and in Mesa, Arizona if the amount in dispute is lower than $200,000, and in either case to commence within 15 days of the appointment of the mediator by the AAA), and (b) if the controversy, claim or dispute cannot be settled by mediation, then by arbitration administered by the AAA under its Commercial Arbitration Rules (such arbitration to be held in Tampa, Florida, if the amount in dispute is equal to or in excess of $200,000 or if the dispute is solely of a non-monetary nature, and in Mesa, Arizona if the amount in dispute is lower than $200,000, and in either case before a single arbitrator and to commence within 15 days of the appointment of the arbitrator by the AAA), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         18.      MISCELLANEOUS

                  18.1. Taxes. the Partners, the Practice and the Partnership shall pay all transfer taxes, sales and other taxes and charges, imposed by the State, if any, which may become payable in connection with the transactions and documents contemplated hereunder. Vision 21 shall pay all transfer taxes, sales and other taxes and charges imposed by the State of Florida, if any, which may become payable in connection with the transactions and documents contemplated hereunder.

                  18.2. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement or any document contemplated by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

                  18.3. Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

                  18.4. Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

         If to Vision 21 addressed to:

                  Vision Twenty-One, Inc.
                  7209 Bryan Dairy Road
                  Largo, Florida  34777
                  Attn:  Richard T. Welch, Chief Financial Officer

         With copies to:

                  Shumaker, Loop & Kendrick
                  Post Office Box 172609
                  101 E. Kennedy Boulevard, Suite 2800
                  Tampa, Florida  33672-0609
                  Facsimile No. (813) 229-1660
                  Attn:  Darrell C. Smith, Esquire

         If to the Partnership, the Practice and the Partners addressed to:

                  Aztec Optical Limited Partnership
                  220 South 63rd Street
                  Mesa, Arizona 85206
                  Attn:  Lorin M. Swagel, M.D.

         With copies to:

                  Thomas H. Rutten, Esquire
                  Suite 300
                  2198 East Camelback Road
                  Phoenix, Arizona 84670


or to such other address as such party may have given to the other parties by notice pursuant to this Section 18.4. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

                  18.5. Choice of Law. This Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Florida except with respect to matters of law concerning the internal affairs of any corporate or partnership entity which is a party to or the subject of this Agreement, and as to those matters the law of the state of incorporation or organization of the respective entity shall govern.

                  18.6. Entire Agreement; Amendments and Waivers. This Agreement, together with the documents contemplated by this Agreement and all Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of any of the provisions of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  18.7. Confidentiality Agreements. The provisions of any prior confidentiality agreements and letters of intent between or among Vision 21, the Partnership and the Partners, as amended, shall terminate and cease to be of any force or effect at and upon the Closing.

                  18.8. Reformation Clause. It is the intention of the parties hereto to conform strictly to applicable laws regarding the practice and regulation of medicine and the regulation of the Optical Business, whether such laws are now or hereafter in effect, including the laws of the United States of America, the State or any other applicable jurisdiction, and including any subsequent revisions to, or judicial interpretations of, those laws, in each case to the extent they are applicable to this Agreement (the "Applicable Laws"). Accordingly, if the ownership of any Non-optical Asset by Vision 21 violates any Applicable Law, then the parties hereto agree as follows: (a) the provisions of this Section 18.8 shall govern and control; (b) if none of the parties hereto are materially economically disadvantaged, then any Non-optical Asset, the ownership of which violates any Applicable Law, shall be deemed to have never been owned by Vision 21; (c) if one or more of the parties hereto is materially economically disadvantaged, then the parties hereto agree to negotiate in good faith such changes to the structure and terms of the transactions provided for in this Agreement as may be necessary to make these transactions, as restructured, lawful under applicable laws and regulations, without materially disadvantaging either party; (d) this Agreement shall be deemed reformed; and (e) the parties to this Agreement shall execute and deliver all documents or instruments necessary to effect or evidence the provisions of this Section 18.8.

                  18.9. Assignment. The Agreement may not be assigned by operation of law or otherwise except that Vision 21 shall have the right to assign this Agreement, at any time, to any Affiliate or direct or indirect wholly-owned subsidiary. In the event of such assignment, Vision 21 shall remain liable hereunder.

                  18.10. Attorneys' Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Agreement or the other documents contemplated with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

                  18.11. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

                  18.12. Announcements and Press Releases. Any press releases or any other public announcements concerning this Agreement or the transactions contemplated hereunder shall be approved in advance by Vision 21 and the Partnership; provided, however, that such approval shall not be unreasonably withheld and if any party reasonably believes that it has a legal obligation to make a press release and the consent of the other party cannot be obtained, then the release may be made without such approval.

                  18.13. No Tax Representations. Each party acknowledges that it is relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions except as otherwise specifically set forth in this Agreement.

                  18.14. No Rights as Stockholder. The Partnership and the Partners shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate evidencing such shares. Except as otherwise provided in the Agreement, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date any stock certificate is issued.

                  18.15. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  18.16. Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  18.17. Severability. Each article, section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant or provision of this Agreement. If any such provision shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                  18.18. Form of Transaction. If after the execution hereof, Vision 21 determines that the sale of the Non-optical Assets of the Partnership can be better achieved through a different form of transaction without economic injury to the Partnership, the Practice or the Partners, or delay of the consummation of the transaction, the Partnership, the Practice and the Partners shall cooperate in revising the structure of the transaction and shall negotiate in good faith to so amend this Agreement; provided, that Vision 21 shall reimburse the Partnership, the Practice and the Partners at Closing for all reasonable additional expenses incurred by the Partnership, the Practice and the Partners as a result of such change in form.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                         "PARTNERSHIP"

                                         AZTEC OPTICAL LIMITED PARTNERSHIP

                                         By: Swagel-Wootton Eye Center, Ltd.,
                                                  its General Partner

                                         By:
---------------------------------           -----------------------------------
Witness                                     Lorin M. Swagel, M.D., President

---------------------------------
Witness

                                         "PRACTICE"

                                         SWAGEL-WOOTTON EYE CENTER, LTD.

                                         By:
---------------------------------           -----------------------------------
Witness                                     Lorin M. Swagel, M.D., President

--------------------------------
Witness
                                         "PARTNERS"

                                         SWAGEL-WOOTTON EYE CENTER, LTD.


                                         By:
---------------------------------           -----------------------------------
Witness                                     Lorin M. Swagel, M.D., President

---------------------------------
Witness



---------------------------------           -----------------------------------
Witness                                     Wendy Wootton, M.D.

---------------------------------
Witness

---------------------------------           -----------------------------------
Witness                                     James C. Wootton, M.D.


---------------------------------
Witness



---------------------------------           -----------------------------------
Witness                                     Lorin M. Swagel, M.D.


---------------------------------
Witness


---------------------------------           -----------------------------------
Witness                                     Daniel T. McGehee, O.D.


---------------------------------
Witness


                                         "VISION 21"

                                         VISION TWENTY-ONE, INC.

                                         By:
---------------------------------           -----------------------------------
Witness                                     Theodore N. Gillette, President


---------------------------------
Witness










                                     - 62 -